EXHIBIT 99.2

Contact:

ISRAEL FRIEDER
Chairman of the Board
Israel Technology Acquisition Corp.
972-3-6247396


FOR IMMEDIATE RELEASE
---------------------


                       ISRAEL TECHNOLOGY ACQUISITION CORP.
                        COMPLETES INITIAL PUBLIC OFFERING
                        ---------------------------------

         TEL AVIV, ISRAEL, July 19, 2005 - Israel Technology Acquisition Corp. (OTC Bulletin Board: ISLTU) announced today that its initial public offering of 6,000,000 units was consummated. Each unit consists of one share of common stock and two warrants. The units were sold at an offering price of $6.00 per unit, generating gross proceeds of $36,000,000 to the Company. EarlyBirdCapital, Inc. acted as lead underwriter for the initial public offering. A copy of the prospectus may be obtained from EarlyBirdCapital, Inc., 275 Madison Avenue, Suite 1203, New York, New York 10016.

         Audited financial statements as of July 19, 2005 reflecting receipt of the proceeds upon consummation of the initial public offering have been issued by the Company and are included as Exhibit 99.1 to a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission.




                                      # # #